SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 28, 2022

SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4.01	Change in Registrants Certifying Accountant.

(a) Resignation of Auditor

On November 28, 2022, (the “Resignation Date”) Scientific Industries Inc. (the “Company”) was advised by Nussbaum Berg Klein & Wolpow, CPAs LLP (the “Former Auditor”) that it had resigned as the Company’s independent registered public accounting firm due to the Former Auditor combining with Macias Gini & O’Connell (“MGO”) and the members of the Former Auditor have joined MGO as employees or partners of MGO. The Audit Committee and the Board of Directors of the Company confirmed the Former Auditor’s resignation.

During the years ended June 30, 2022 and 2021 and the subsequent interim periods through the Resignation Date, the Company has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the years ended June 30, 2022 and 2021 and the subsequent interim periods through the Resignation Date, the reports of the Former Auditor on the Company’s financial statements for the years ended June 30, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The Company provided a copy of this disclosure to our Former Auditor and has requested that our Former Auditor furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter is attached as Exhibit 16.1.

ITEM 9.01	Financial Statements and Exhibits

(a),(b),(c) not applicable

(d) Exhibits

Exhibit No	Description

16.1	Letter of Nussbaum Berg Klein & Wolpow, CPAs LLP to the Securities and Exchange Commission Dated November 28, 2022

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: December 1, 2022	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

3